Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion of our reports in Amendment No. 1 to Form 8-K filed by Salarius Pharmaceuticals, Inc. (formerly Flex Pharma, Inc.) under the Securities Exchange Act of 1934, as amended, the Registration Statements on Form S-8 (Nos. 333-230104, 333-223499, 333-216534, 333-210283 and 333-201816) and the Registration Statement on Form S-3 (No. 333-231010) filed by Flex Pharma, Inc. under the Securities Act of 1933, as amended. The specific reports subject to this consent are dated as follows:

•March 25, 2019, with respect to the audit of the balance sheets of Salarius Pharmaceuticals, LLC as of December 31, 2018 and December 31, 2017 and the related statements of operations, changes in members’ deficit and cash flows for the years ended December 31, 2018 and 2017.

We also consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form S-3.

WEAVER AND TIDWELL, L.L.P.

Houston, Texas
September 18, 2019